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                          THE SALOMON BROTHERS FUND INC
                                 RIGHTS OFFERING
                 NOMINEE HOLDER OVER-SUBSCRIPTION CERTIFICATION
                   PLEASE COMPLETE ALL APPLICABLE INFORMATION


BY MAIL                                 BY HAND OR OVERNIGHT COURIER:

TENDER & EXCHANGE DEPARTMENT                 TENDER & EXCHANGE DEPARTMENT
P.O. BOX 11248                               101 BARCLAY STREET
CHURCH STREET STATION                        RECEIVE AND DELIVER WINDOW
NEW YORK, NEW YORK 10286-1248                NEW YORK, NEW YORK 10286

                         FOR INFORMATION, TELEPHONE
                             (800) 507-9357


     THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION WAS EXERCISED IN FULL AND DELIVERED THROUGH THE FACILITIES OF A COMMON DEPOSITORY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATES.

     THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S
PROSPECTUS DATED           , 2000 (THE "PROSPECTUS" ) AND ARE INCORPORATED
HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT AND THE SUBSCRIPTION AGENT.

     VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL OR WITH A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY BY 5:00 P.M. , NEW YORK CITY TIME, ON JUNE 19, 2000 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE FUND.

     1. The undersigned hereby certifies to the Subscription Agent that it is a participant in [Name of Depository] (the "Depository") and that it has either

     (a) exercised all of its Rights under the Primary Subscription (the "Primary Subscription Rights") and delivered these exercised Rights to the Subscription Agent by way of transfer to the Fund's Depository Account or

     (b) delivered to the Subscription Agent a Notice of Guaranteed Delivery relating to the exercise of Primary Subscription Rights and will deliver these Rights to the Subscription Agent by way of transfer to the Fund's Depository Account.

     2. The undersigned hereby exercises the Over-Subscription Privilege to purchase available shares of Capital Stock and certifies to the Subscription Agent that it is exercising the Over-Subscription Privilege on behalf of the account or accounts of persons (which may include the undersigned) that have exercised all Primary Subscription Rights.






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     3.   The undersigned understands that:

     (a)  the Subscription Agent must receive payment of the Estimated
          Subscription Price of $      for each share of Capital Stock
          subscribed for under the Over-Subscription Privilege before 5:00 p.m., New York City time, on the Expiration Date (unless extended) or

     (b) if a Notice of Guaranteed Delivery is used, the Subscription Agent must receive payment in full before the close of business on June 26, 2000.

     4.   The undersigned represents that payment, in the aggregate amount of
$          either

                            (check appropriate box):

     [ ] has been or is being delivered to the Subscription Agent under the Notice of Guaranteed Delivery referred to above

                                       or

     [ ]  is being delivered to the Subscription Agent herewith

                                       or

     [ ] has been delivered separately to the Subscription Agent; and, if funds are not delivered under a Notice of Guaranteed Delivery, is or was delivered in the following manner (check appropriate box and complete the following Information):

     [ ]  uncertified check

     [ ]  certified check

     [ ]  bank draft






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----------------------------------     -----------------------------------------
Primary Subscription                   Name of Nominee Holder
Confirmation Number

----------------------------------     -----------------------------------------
Depository Participant Number          Address

----------------------------------     -----------------------------------------
Contact Name:                          City               State         Zip Code

                                       By:
----------------------------------     -----------------------------------------
Phone Number:

                                       Name: ___________________________________

Dated:                      , 2000     Title: __________________________________

PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD DATE POSITION OF RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES SUBSCRIBED AND THE NUMBER OF OVER-SUBSCRIPTION SHARES, IF APPLICABLE, REQUESTED BY EACH SUCH OWNER.